U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2006

Equus Total Return, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19509	76-0345915
(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, 13th Floor, Houston, Texas 77019

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (713) 529-0900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 3, 2006, Equus Total Return, Inc. (the “Fund”) issued a press release announcing that Harry O. Nicodemus IV, its Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer, resigned as of October 31, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and the contents thereof are incorporated herein by reference.

James Philip Walters, Vice President, will temporarily serve as the Chief Financial Officer and Chief Compliance Officer of the Fund, effective November 1, 2006, until a successor to Mr. Nicodemus is appointed.

Mr. Walters, age 51, has been employed as Vice President of the Fund since 2004. From 2004 to 2005, Mr. Walters was Vice President and Assistant Secretary of Equus Capital Management Corporation, the Fund’s former investment adviser. From January 1999 to August 2003, Mr. Walters was Assistant Corporate Controller of US Liquids, Inc., a national provider of liquid waste management services.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated November 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUUS TOTAL RETURN, INC.

Dated: November 6, 2006	By:	/s/ James Philip Walters
James Philip Walters
Vice President and Interim Chief Financial Officer

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